EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
FOURTH QUARTER 2004 OPERATING RESULTS

Houston, TEXAS (February 1, 2005) – Camden Property Trust (NYSE: CPT) announced that its net income (“EPS”) for the fourth quarter of 2004 was $18.5 million or $0.43 per diluted share compared to $9.3 million or $0.22 per diluted share for the same period in 2003. EPS for the three months ended December 31, 2004 and 2003 included a $0.23 and $0.01 per diluted share impact from gain on sale of properties and land, respectively. For the twelve months ended December 31, 2004, EPS totaled $41.3 million or $0.98 per diluted share compared to $29.4 million or $0.71 per diluted share for the same period in 2003. EPS for the twelve months ended December 31, 2004 and 2003 included a $0.26 and $0.06 per diluted share impact from gain on sale of properties and land, respectively.

Funds from operations (“FFO”) for the fourth quarter of 2004 totaled $0.86 per diluted share or $38.2 million, as compared to $0.84 per diluted share or $36.8 million reported for the same period in 2003. FFO for the twelve months ended December 31, 2004 totaled $3.24 per diluted share or $143.7 million, as compared to $3.14 per diluted share or $135.7 million reported for the same period in 2003. 2003 FFO has been adjusted from amounts previously reported to include gains on sale of undepreciated property in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Physical occupancy levels averaged 94.1% during the fourth quarter of 2004 as compared to 94.8% in the third quarter of 2004 and 94.5% in the fourth quarter of 2003. For the 43,497 apartment homes included in “same-property” results, fourth quarter 2004 revenues decreased 0.3% while operating expenses increased 5.3%, producing a 3.9% decline in same-property net operating income (“NOI”) compared to the fourth quarter of 2003. On a sequential basis, fourth quarter 2004 same-property NOI increased 1.5% compared to third quarter 2004, with revenues declining 0.5% and expenses declining 3.3% compared to the prior quarter. On a year-to-date basis, 2004 same-property NOI declined 0.7%, with revenue growth of 0.9% and expense growth of 3.2% compared to the same period in 2003. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Lease-up of Camden Harbor View in Long Beach, CA was completed in January 2005, and that community is currently 95% occupied. Construction continued on Camden Westwind in Ashburn, VA, Camden Lago Vista in Orlando, FL and Camden Farmers Market II in Dallas, TX, with initial occupancies expected at all three communities during early to mid-2005. Camden Westwind is being developed in a joint venture format, with Camden retaining a 20% ownership interest.

During the quarter, Camden disposed of a 552-home apartment community in Orlando, FL for $23.8 million and sold undeveloped land parcels in Long Beach, CA and Houston, TX for $11.3 and $5.7 million respectively. The Company also designated two additional apartment communities in Las Vegas, NV and Tampa, FL as held for sale at year-end. Subsequent to year-end, Camden sold the 432-home apartment community in Las Vegas, NV for approximately

$36.5 million, and expects to complete the remaining sale during the first or second quarter of 2005.

The Company issued $250 million of 4.375% senior unsecured notes during the fourth quarter, using the proceeds to reduce the balance outstanding under its unsecured credit facility. Subsequent to year-end, Camden amended its unsecured credit facility, increasing the size of the facility from $500 million to $600 million, and also executed a $500 million senior bridge facility that will be used to finance a portion of the acquisition of Summit Properties Inc.

As previously announced, on October 4, 2004, Camden and Summit Properties Inc. executed a definitive merger agreement pursuant to which Summit will be merged with and into a wholly owned subsidiary of Camden. The transaction is currently expected to close on February 28, 2005.

The Company provided initial guidance for 2005 of FFO between $3.20 and $3.40 per diluted share and EPS between $0.27 and $0.47 per diluted share, excluding any future gains from potential property sales and excluding the impact of any sale by Camden of its investment in the stock of Rent.com as described in the press release dated December 22, 2004 . The 2005 guidance assumes closing of the Summit Properties merger on February 28, 2005, and is based on projections of same-property NOI growth between 1.0% and 3.0%, acquisitions of $200-$300 million, dispositions of $300-$400 million and new development starts of $500-$600 million. The Company also provided guidance for the first quarter of 2005 of $0.78 to $0.82 per diluted share for FFO and $0.12 to $0.16 per diluted share for EPS. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.

The Company will hold a conference call on Wednesday, February 2, 2005 at 9:00 a.m. Central Time to review its fourth quarter results and discuss its outlook for future performance. To participate in the call, please dial (800) 510-0178 (domestic) or (617) 614-3450 (international) by 8:50 a.m. Central Time and request the Camden Property Trust Fourth Quarter Earnings Call, Conference Passcode #13824692, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website or by calling Camden’s Investor Relations Department at (800) 922-6336.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management’s beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 144 properties containing 51,456 apartment homes in the Sunbelt and Midwestern markets from Florida to California. Upon completion of three properties under development, the Company’s portfolio will increase to 52,570 apartment homes in 147 properties.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at http://www.camdenliving.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, on January 25, 2005, Camden filed with the Securities and Exchange Commission a registration statement on Form S-4 that contains a joint proxy statement/prospectus and a registration statement on Form S-4 that contains a consent solicitation/prospectus. INVESTORS AND SECURITY HOLDERS OF CAMDEN AND SUMMIT ARE URGED TO READ THE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, SUMMIT AND THE MERGER. The relevant materials, and any other documents filed by Camden or Summit with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Investor Relations, and free copies of the documents filed by with the SEC by Summit by directing a written request to Summit Properties Inc. 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations. Investors and security holders are urged to read the joint proxy statement/prospectus and the consent solicitation/prospectus and the other relevant materials before making any voting or investment decision with respect to the merger.

Camden, Summit and their respective executive officers, trust managers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Camden and Summit in connection with the merger. Information about those executive officers and trust managers of Camden and their ownership of Camden common shares is set forth in the proxy statement for Camden’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2004. Information about the executive officers and directors of Summit and their ownership of Summit common stock is set forth in the proxy statement for Summit’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Camden, Summit and their respective executive officers, trust managers and directors in the merger by reading the joint proxy statement/prospectus and the consent solicitation/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.